NETSTREIT REPORTS FIRST QUARTER 2025 FINANCIAL AND OPERATING RESULTS

– Net Income of $0.02 and Adjusted Funds from Operations ("AFFO") of $0.32 Per Diluted Share for First Quarter –

– Completed $90.7 Million of Gross Investment Activity at 7.7% Blended Cash Yield for First Quarter –

– Increases 2025 AFFO Per Share Guidance to a New Range of $1.28 to $1.30 –

– Closed $275.0 Million in Additional Financing Commitments in January 2025 –

Dallas, TX – April 28, 2025 – NETSTREIT Corp. (NYSE: NTST) (the “Company”) today announced financial and operating results for the first quarter ended March 31, 2025.

“I am pleased to report our results for the first quarter, which reflect our ongoing strategic focus on active and accretive capital recycling to further enhance the diversity of our portfolio. This disciplined approach resulted in $90.7 million of new investments at a 7.7% cash yield this quarter and a further reduction in select top tenant concentrations. Given the excellent condition of our balance sheet and the exceptional performance of our defensively positioned net lease portfolio, we are increasing the midpoint of our AFFO per share guidance,” said Mark Manheimer, Chief Executive Officer of NETSTREIT.

FIRST QUARTER 2025 HIGHLIGHTS

The following table summarizes the Company's select financial results1 for the three months ended March 31, 2025.

	Three Months Ended March 31,
	2025	2024	% Change
	(Unaudited)
Net Income per Diluted Share	$0.02	$0.01	100.0%
Funds from Operations per Diluted Share	$0.29	$0.28	3.6%
Core Funds from Operations per Diluted Share	$0.30	$0.30	—%
Adjusted Funds from Operations per Diluted Share	$0.32	$0.31	3.2%

1.Funds from operations ("FFO"), core funds from operations ("Core FFO"), and adjusted funds from operations ("AFFO") are non-GAAP financial measures. See "Non-GAAP Financial Measures."

INVESTMENT ACTIVITY

The following tables summarize the Company's investment, disposition, and loan repayment activities (dollars in thousands) for the three months ended March 31, 2025.

	Three Months Ended March 31, 2025
	Number of Investments	Amount
Investments	25	$90,680
Dispositions	16	40,293
Loan Repayments[1]	1	4,699
Net Investment Activity		$45,688

Investment Activity
Cash Yield		7.7%
% of ABR derived from Investment Grade Tenants		38.6%
% of ABR derived from Investment Grade Profile Tenants		27.3%
Weighted Average Lease Term (years)		9.2

Disposition Activity
Cash Yield		7.3%
Weighted Average Lease Term (years)		10.0

Loan Repayments
Cash Yield		8.7%

1.Includes a partial principal repayment of a mortgage loan receivable.

The following table summarizes the Company's ongoing development projects and estimated development costs (dollars in thousands) as of and for the three months ended March 31, 2025.

Developments	Three Months Ended March 31, 2025
Amount Funded During the Quarter	$757

As of March 31, 2025
Number of Developments[1]	4
Amount Funded to Date	6,750
Estimated Funding Remaining on Developments	4,846
Total Estimated Development Cost	$11,596

1.Includes one completed development in the quarter, where rent has not commenced as of March 31, 2025.

PORTFOLIO UPDATE

The following table summarizes the Company's real estate portfolio (weighted by ABR, dollars in thousands) as of March 31, 2025.

As of March 31, 2025
Number of Investments	695
ABR	$168,702
States	45
Square Feet	12,792,350
Tenants	101
Industries	26
Occupancy	99.9%
Weighted Average Lease Term (years)	9.7
Investment Grade %	54.7%
Investment Grade Profile %	16.0%

CAPITAL MARKETS AND BALANCE SHEET

The following tables summarize the Company's leverage, balance sheet, liquidity, ATM sales, and settlement of our forward equity offerings (dollars in thousands, except per share data) as of March 31, 2025.

Leverage	As of March 31, 2025
Net Debt / Annualized Adjusted EBITDAre	6.0x
Adjusted Net Debt / Annualized Adjusted EBITDAre	4.7x

Liquidity	As of March 31, 2025
Unused Unsecured Revolver Capacity	$385,350
Cash, Cash Equivalents and Restricted Cash	14,205
Net Value of Unsettled Forward Equity	184,481
Total Liquidity	$584,036

Forward Equity Settlement Activity	As of March 31, 2025
Shares Settled During Quarter	—
Weighted Average Price Per Share (Gross)	$—
Net Value of Settled Forward Equity as of March 31, 2025	$—

ATM Program	As of March 31, 2025
Shares Sold During Quarter	—
Weighted Average Price Per Share (Gross)	$—
ATM Program Total Capacity	$300,000
ATM Capacity Remaining as of March 31, 2025	$297,387

Unsettled Forward Equity	As of March 31, 2025
Shares Unsettled as of March 31, 2025	10,735,647
Weighted Average Price Per Share (Gross)	$17.93
Net Value of Unsettled Forward Equity as of March 31, 2025	$184,481

DIVIDEND

On April 25, 2025, the Company’s Board of Directors declared a quarterly cash dividend of $0.21 per share for the second quarter of 2025. On an annualized basis, the dividend of $0.84 per share of common stock represents an increase of $0.02 per share over the prior year annualized dividend. The dividend will be paid on June 16, 2025 to shareholders of record on June 2, 2025.

2025 GUIDANCE

The Company is increasing the low end of its 2025 AFFO per share guidance to a new range of $1.28 to $1.30 and is maintaining its net investment activity guidance at $75.0 million to $125.0 million. The Company expects cash G&A to be in the range of $14.5 million to $15.5 million (exclusive of transaction costs and severance payments).

The Company's 2025 guidance is based on a number of assumptions that are subject to change and many of which are outside the Company's control. If actual results vary from these assumptions, the Company's expectations may change. There can be no assurance that the Company will achieve these results.

AFFO is a non-GAAP financial measure. The Company does not provide a reconciliation of such forward-looking non-GAAP measure to the most directly comparable financial measures calculated and presented in accordance with GAAP because to do so would be potentially misleading and not practical given the difficulty of projecting event driven transactional and other non-core operating items in any future period. The magnitude of these items, however, may be significant.

EARNINGS CONFERENCE CALL

A conference call will be held on Tuesday, April 29, 2025 at 11:00 AM ET. During the conference call the Company’s officers will review first quarter 2025 performance, discuss recent events, and conduct a question and answer period.

The webcast will be accessible on the “Investor Relations” section of the Company’s website at www.NETSTREIT.com. To listen to the live webcast, please go to the site at least 15 minutes prior to the scheduled start time to register, as well as download and install any necessary audio software.

The conference call can also be accessed by dialing 1-877-451-6152 for domestic callers or 1-201-389-0879 for international callers. A dial-in replay will be available starting shortly after the call until May 6, 2025, which can be accessed by dialing 1-844-512-2921 for domestic callers or 1-412-317-6671 for international callers. The passcode for this dial-in replay is 13753156.

SUPPLEMENTAL PACKAGE

The Company’s supplemental package will be available prior to the conference call in the Investor Relations section of the Company’s website at www.investors.netstreit.com.

About NETSTREIT Corp.

NETSTREIT Corp. is an internally managed real estate investment trust (REIT) based in Dallas, Texas that specializes in acquiring single-tenant net lease retail properties nationwide. The growing portfolio consists of high-quality properties leased to e-commerce resistant tenants with healthy balance sheets. Led by a management team of seasoned commercial real estate executives, NETSTREIT’s strategy is to create the highest quality net lease retail portfolio in the country with the goal of generating consistent cash flows and dividends for its investors.

Investor Relations
ir@netstreit.com
972-597-4825

NON-GAAP FINANCIAL MEASURES

This press release contains non-GAAP financial measures, including FFO, Core FFO, AFFO, EBITDA, EBITDAre, Adjusted EBITDAre, Annualized Adjusted EBITDAre, Property-Level NOI, Property-Level Cash NOI, Property-Level Cash NOI Estimated Run Rate, Total Property-Level Cash NOI Estimated Run Rate, Net Debt and Adjusted Net Debt. A reconciliation of each non-GAAP financial measure to the most comparable GAAP measure, and definitions of each non-GAAP measure, are included below.

FORWARD LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements include, without limitation, statements concerning our business and growth strategies, investment, financing and leasing activities, including estimated development costs, trends in our business, including trends in the market for single-tenant, retail commercial real estate, and our 2025 guidance. Words such as “expects,” “anticipates,” “intends,” “plans,” “likely,” “will,” “believes,” “seeks,” “estimates,” and variations of such words and similar expressions are intended to identify such forward-looking statements. Such statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from the results of operations or plans expressed or implied by such forward-looking statements. Although we believe that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate, and therefore such statements included in this press release may not prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by us or any other person that the results or conditions described in such statements or our objectives and plans will be achieved. For a further discussion of these and other factors that could impact future results, performance or transactions, see the information under the heading “Risk Factors” in our Form 10-K for the year ended December 31, 2024 filed with the Securities and Exchange Commission (the “SEC”) on February 24, 2025 and other reports filed with the SEC from time to time.  Forward-looking statements and such risks, uncertainties and other factors speak only as of the date of this press release. New risks and uncertainties may arise over time and it is not possible for us to predict those events or how they may affect us. Many of the risks identified herein and in our periodic reports have been and will continue to be heightened as a result of the ongoing and numerous adverse effects arising from macroeconomic conditions, including inflation, interest rates and instability in the banking system. We expressly disclaim any obligation or undertaking to update or revise any forward-looking statement contained herein, to reflect any change in our expectations with regard thereto, or any other change in events, conditions or circumstances on which any such statement is based, except to the extent otherwise required by law.

NETSTREIT CORP. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share data)
(Unaudited)

	March 31, 2025	December 31, 2024
Assets
Real estate, at cost:
Land	$573,897	$571,272
Buildings and improvements	1,403,254	1,400,393
Total real estate, at cost	1,977,151	1,971,665
Less accumulated depreciation	(153,089)	(143,422)
Property under development	3,109	6,118
Real estate held for investment, net	1,827,171	1,834,361
Assets held for sale	79,838	48,637
Mortgage loans receivable, net	145,142	139,409
Cash, cash equivalents, and restricted cash	14,205	14,320
Lease intangible assets, net	158,584	164,392
Other assets, net	60,338	58,227
Total assets	$2,285,278	$2,259,346
Liabilities and equity
Liabilities:
Term loans, net	$795,534	$622,608
Revolving credit facility	114,500	239,000
Mortgage note payable, net	7,842	7,853
Lease intangible liabilities, net	19,471	20,177
Liabilities related to assets held for sale	1,924	1,912
Accounts payable, accrued expenses, and other liabilities	32,482	29,664
Total liabilities	971,753	921,214
Commitments and contingencies
Equity:
Stockholders’ equity
Common stock, $0.01 par value, 400,000,000 shares authorized; 81,698,909 and 81,602,232 shares issued and outstanding as of March 31, 2025 and December 31, 2024, respectively	817	816
Additional paid-in capital	1,508,809	1,507,995
Distributions in excess of retained earnings	(203,524)	(188,046)
Accumulated other comprehensive income	393	10,206
Total stockholders’ equity	1,306,495	1,330,971
Noncontrolling interests	7,030	7,161
Total equity	1,313,525	1,338,132
Total liabilities and equity	$2,285,278	$2,259,346

NETSTREIT CORP. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended March 31,
	2025	2024
Revenues
Rental revenue (including reimbursable)	$42,590	$35,189
Interest income on loans receivable	3,075	2,484
Other revenue	245	—
Total revenues	45,910	37,673
Operating expenses
Property	4,803	4,102
General and administrative	5,169	5,707
Depreciation and amortization	20,923	17,541
Provisions for impairment	3,616	3,662
Transaction costs	47	129
Total operating expenses	34,558	31,141
Other (expense) income
Interest expense, net	(11,460)	(6,180)
Gain on sales of real estate, net	2,075	997
Loss on debt extinguishment	(46)	—
Other expense, net	(205)	(280)
Total other expense, net	(9,636)	(5,463)
Net income before income taxes	1,716	1,069
Income tax expense	(16)	(17)
Net income	1,700	1,052
Net income attributable to noncontrolling interests	9	7
Net income attributable to common stockholders	$1,691	$1,045
Amounts available to common stockholders per common share:
Basic	$0.02	$0.01
Diluted	$0.02	$0.01
Weighted average common shares:
Basic	81,644,492	73,248,804
Diluted	82,132,524	74,565,790

NETSTREIT CORP. AND SUBSIDIARIES
RECONCILIATION OF NET INCOME TO FFO, CORE FFO AND ADJUSTED FFO
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended March 31,
	2025	2024
Net income	$1,700	$1,052
Depreciation and amortization of real estate	20,850	17,462
Provisions for impairment	3,616	3,662
Gain on sales of real estate, net	(2,075)	(997)
FFO	24,091	21,179
Adjustments:
Non-recurring executive transition costs, severance and related charges	76	857
Loss on debt extinguishment and other related costs	403	—
Other non-recurring loss, net	—	414
Core FFO	24,570	22,450
Adjustments:
Straight-line rent adjustments	(954)	(542)
Amortization of deferred financing costs	664	558
Amortization of above/below-market assumed debt	29	29
Amortization of loan origination costs and discounts	(77)	39
Amortization of lease-related intangibles	(70)	(95)
Earned development interest	43	332
Capitalized interest expense	(50)	(353)
Non-cash interest expense (income)	705	(979)
Non-cash compensation expense	1,388	1,424
AFFO	$26,248	$22,863

Weighted average common shares outstanding, basic	81,644,492	73,248,804
Operating partnership units outstanding	424,956	478,524
Unvested restricted stock units	63,076	168,556
Unsettled shares under open forward equity contracts	—	669,906
Weighted average common shares outstanding, diluted	82,132,524	74,565,790

FFO per common share, diluted	$0.29	$0.28
Core FFO per common share, diluted	$0.30	$0.30
AFFO per common share, diluted	$0.32	$0.31

NETSTREIT CORP. AND SUBSIDIARIES
RECONCILIATION OF NET INCOME TO EBITDA, EBITDAre AND ADJUSTED EBITDAre
(In thousands)
(Unaudited)

	Three Months Ended March 31,
	2025		2024
Net income	$1,700		$1,052
Depreciation and amortization of real estate	20,850		17,462
Amortization of lease-related intangibles	(70)		(95)
Non-real estate depreciation and amortization	73		79
Interest expense, net	11,460		6,180
Income tax expense	16		17
Amortization of loan origination costs and discounts	(77)		39
EBITDA	33,952		24,734
Adjustments:
Provisions for impairment	3,616		3,662
Gain on sales of real estate, net	(2,075)		(997)
EBITDAre	35,493		27,399
Adjustments:
Straight-line rent adjustments	(954)		(542)
Loss on debt extinguishment and other related costs	403		—
Non-recurring executive transition costs, severance and related charges	76		857
Other non-recurring loss, net	—		414
Other non-recurring expenses, net	364		158
Transaction costs	47		129
Non-cash compensation expense	1,388		1,424
Adjustment for construction in process (1)	146		497
Adjustment for intraquarter investment activities (2)	1,162		1,469
Adjusted EBITDAre	$38,125		$31,805
Annualized Adjusted EBITDAre (3)	$152,500

Net Debt	As of March 31, 2025
Principal amount of total debt	$922,664
Less: Cash, cash equivalents and restricted cash	(14,205)
Net Debt	908,459
Less: Net value of unsettled forward equity(4)	(184,481)
Adjusted Net Debt	$723,978

Leverage
Net Debt / Annualized Adjusted EBITDAre	6.0	x
Adjusted Net Debt / Annualized Adjusted EBITDAre	4.7	x

1.Adjustment reflects the estimated cash yield on developments in process as of March 31, 2025.
2.Adjustment assumes all re-leasing activity, investments in and dispositions of real estate, including developments completed during the three months ended March 31, 2025, had occurred on January 1, 2025.
3.We calculate Annualized Adjusted EBITDAre by multiplying Adjusted EBITDAre by four.
4.Reflects 10,735,647 of unsettled forward equity shares at the March 31, 2025, available weighted average net settlement price of $17.18 per share.

NETSTREIT CORP. AND SUBSIDIARIES
RECONCILIATION OF NET INCOME TO NOI AND CASH NOI
(in thousands)
(Unaudited)

	Three Months Ended March 31,
	2025	2024
Net income	$1,700	$1,052
General and administrative	5,169	5,707
Depreciation and amortization	20,923	17,541
Provisions for impairment	3,616	3,662
Transaction costs	47	129
Interest expense, net	11,460	6,180
Gain on sales of real estate, net	(2,075)	(997)
Income tax expense	16	17
Amortization of loan origination costs and discounts	(77)	39
Loss on debt extinguishment	46	—
Interest income on mortgage loans receivable	(3,075)	(2,484)
Other expense, net	495	280
Property-Level NOI	38,245	31,126
Straight-line rent adjustments	(954)	(542)
Amortization of lease-related intangibles	(70)	(95)
Property-Level Cash NOI	$37,221	$30,489
Adjustment for intraquarter acquisitions, dispositions, and completed development (1)	1,078
Property-Level Cash NOI Estimated Run Rate	$38,299
Interest income on mortgage loans receivable	3,075
Adjustments for intraquarter mortgage loan activity (2)	84
Total Cash NOI - Estimated Run Rate	$41,458

1.Adjustment assumes all re-leasing activity, investments in and dispositions of real estate, including developments completed during the three months ended March 31, 2025, had occurred on January 1, 2025.
2.Adjustment assumes all loan activity completed during the three months ended March 31, 2025, had occurred on January 1, 2025.

NON-GAAP FINANCIAL MEASURES

FFO, Core FFO, and AFFO

The National Association of Real Estate Investment Trusts ("NAREIT"), an industry trade group, has promulgated a widely accepted non-GAAP financial measure of operating performance known as FFO. Our FFO is net (loss) income in accordance with GAAP, excluding gains (or losses) resulting from dispositions of properties, plus depreciation and amortization and impairment charges on depreciable real property.

Core FFO is a non-GAAP financial measure defined as FFO adjusted to remove the effect of unusual and non-recurring items that are not expected to impact our operating performance or operations on an ongoing basis. These include non-recurring executive transition costs, severance and related charges, non-recurring other loss (gain), net, and loss on debt extinguishments and other related costs.

AFFO is a non-GAAP financial measure defined as Core FFO adjusted for GAAP net (loss) income related to non-cash revenues and expenses, such as straight-line rent, amortization of above- and below-market lease-related intangibles, amortization of lease incentives, capitalized interest expense, earned development interest, non-cash interest expense, non-cash compensation expense, amortization of deferred financing costs, amortization of above/below-market assumed debt, and amortization of loan origination costs.

Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. In fact, real estate values historically have risen or fallen with market conditions. FFO is intended to be a standard supplemental measure of operating performance that excludes historical cost depreciation and valuation adjustments from net (loss) income. We consider FFO to be useful in evaluating potential property acquisitions and measuring operating performance.

We further consider FFO, Core FFO and AFFO to be useful in determining funds available for payment of distributions. FFO, Core FFO and AFFO do not represent net (loss) income or cash flows from operations as defined by GAAP. You should not consider FFO, Core FFO and AFFO to be alternatives to net (loss) income as a reliable measure of our operating performance nor should you consider FFO, Core FFO and AFFO to be alternatives to cash flows from operating, investing or financing activities (as defined by GAAP) as measures of liquidity.

FFO, Core FFO and AFFO do not measure whether cash flow is sufficient to fund our cash needs, including principal amortization, capital improvements and distributions to stockholders. FFO, Core FFO and AFFO do not represent cash flows from operating, investing or financing activities as defined by GAAP. Further, FFO, Core FFO and AFFO as disclosed by other REITs might not be comparable to our calculations of FFO, Core FFO and AFFO.

EBITDA, EBITDAre, Adjusted EBITDAre, and Annualized Adjusted EBITDAre

We compute EBITDA as earnings before interest expense, income tax expense, and depreciation and amortization. In 2017, NAREIT issued a white paper recommending that companies that report EBITDA also report EBITDAre. We compute EBITDAre in accordance with the definition adopted by NAREIT. NAREIT defines EBITDAre as EBITDA (as defined above) excluding gains (or losses) from the sales of depreciable property and impairment charges on depreciable real property.

Adjusted EBITDAre is a non-GAAP financial measure defined as EBITDAre further adjusted to exclude straight-line rent, non-cash compensation expense, non-recurring executive transition costs, severance and related charges, loss on debt extinguishment and other related costs, transaction costs, other non-recurring loss (gain), net, other non-recurring expenses (income) including lease termination fees, as well as adjustments for construction in process and for intraquarter activities.

Annualized Adjusted EBITDAre is Adjusted EBITDAre multiplied by four.

We present EBITDA, EBITDAre, Adjusted EBITDAre, and Annualized Adjusted EBITDAre as they are measures commonly used in our industry. We believe that these measures are useful to investors and analysts because they provide supplemental information concerning our operating performance, exclusive of certain non-cash items and other costs. We use EBITDA, EBITDAre, Adjusted EBITDAre, and Annualized Adjusted EBITDAre as measures of our operating performance and not as measures of liquidity.

EBITDA, EBITDAre, Adjusted EBITDAre and Annualized Adjusted EBITDAre do not include all items of revenue and expense included in net income, they do not represent cash generated from operating activities and they are not necessarily indicative of cash available to fund cash requirements; accordingly, they should not be considered alternatives to net income as a performance measure or cash flows from operations as a liquidity measure and should be considered in addition to, and not in lieu of, GAAP financial measures. Additionally, our computation of EBITDA, EBITDAre, Adjusted EBITDAre and Annualized Adjusted EBITDAre may differ from the methodology for calculating these metrics used by other equity REITs and, therefore, may not be comparable to similarly titled measures reported by other equity REITs.

Net Debt and Adjusted Net Debt

We calculate our Net Debt as our principal amount of total debt outstanding excluding deferred financing costs, net discounts and debt issuance costs less cash, cash equivalents and restricted cash available for future investment. We believe excluding cash, cash equivalents and restricted cash available for future investment from our principal amount, all of which could be used to repay debt, provides an estimate on the net contractual amount of borrowed capital to be repaid. We believe these adjustments are additional beneficial disclosures to investors and analysts.

We further adjust Net Debt by the net value of unsettled forward equity as of period end to derive Adjusted Net Debt.

Property-Level NOI, Property-Level Cash NOI, Property-Level Cash NOI - Estimated Run Rate, and Total Cash NOI - Estimated Run Rate

Property-Level NOI, Property-Level Cash NOI, Property-Level Cash NOI - Estimated Run Rate, and Total Cash NOI - Estimated Run Rate are non-GAAP financial measures which we use to assess our operating results. We compute Property-Level NOI as net (loss) income (computed in accordance with GAAP), excluding general and administrative expenses, interest expense (or income), income tax expense, amortization of loan origination costs and discounts, transaction costs, depreciation and amortization, gains (or losses) on sales of depreciable property, real estate impairment losses, interest income on mortgage loans receivable, loss on debt extinguishment, and other expense (income), net, including lease termination fees. We further adjust Property-Level NOI for non-cash revenue components of straight-line rent and amortization of lease-intangibles to derive Property-Level Cash NOI. We further adjust Property-Level Cash NOI for intraquarter acquisitions, dispositions and completed developments to derive Property-Level Cash NOI - Estimated Run Rate. We further adjust Property-Level Cash NOI - Estimated Run Rate for interest income on mortgage loans receivable and intraquarter mortgage loan activity to derive Total Cash NOI - Estimated Run Rate. We believe Property-Level NOI, Property-Level Cash NOI, Property-Level Cash NOI - Estimated Run Rate, and Total Cash NOI - Estimated Run Rate provide useful and relevant information because they reflect only those income and expense items that are incurred at the property level and present such items on an unlevered basis.

Property-Level NOI, Property-Level Cash NOI, Property-Level Cash NOI - Estimated Run Rate, and Total Cash NOI - Estimated Run Rate are not measurements of financial performance under GAAP, and may not be comparable to similarly titled measures of other companies. You should not consider our measures as alternatives to net (loss) income or cash flows from operating activities determined in accordance with GAAP.

OTHER DEFINITIONS

ABR is annualized base rent for all leases that commenced and annualized cash interest for all executed mortgage loans as of March 31, 2025.

Cash Yield is the annualized base rent contractually due from acquired properties and completed developments, and interest income from mortgage loans receivable, divided by the gross investment amount, gross proceeds in the case of dispositions, or loan repayment amount.

Investments are lease agreements in place at owned properties, properties that have leases associated with mortgage loans receivable, developments where rent commenced, interest earning developments, or in the case of master lease arrangements each property under the master lease is counted as a separate lease.

Investment Grade are investments, or investments that are subsidiaries of a parent entity, with a credit rating of BBB- (S&P/Fitch), Baa3 (Moody's) or NAIC2 (National Association or Insurance Commissioners) or higher.

Investment Grade Profile are investments with investment grade credit metrics (more than $1.0 billion in annual sales and a debt to adjusted EBITDA ratio of less than 2.0x), but do not carry a published rating from S&P, Fitch, Moody's, or NAIC.

Occupancy is expressed as a percentage, and is the number of leased investments divided by the total number of investments owned, excluding properties under development.

Weighted Average Lease Term is weighted by the annualized base rent, excluding lease extension options and investments associated with mortgage loans receivable.